Exhibit 10.3

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of June 5, 2012, is entered into by and among Penson Financial Services, Inc., a North Carolina corporation and Nexa Technologies, Inc., a Delaware corporation (individually and collectively, “Penson”), and Apex Clearing Holdings LLC, a Delaware limited liability company (“Newco”), and Apex Clearing Corporation, a Delaware Corporation (“Apex”, and together with Newco and the Subsidiaries (as defined in the Assignment Agreement described below) of Newco, the “Newco Entities” and each a “Newco Entity”). Penson and the Newco Entities are each sometimes referred to herein as a “Party” and collectively as the “Parties.” Except as set forth herein, capitalized terms used but not defined herein shall have the meaning ascribed to such terms in that certain Assignment and Assumption Agreement, dated as of May 31, 2012 (the “Assignment Agreement”), between Penson Financial Services, Inc., Apex and Newco, pursuant to which Newco has agreed to take an assignment of the Acquired Assets.

RECITALS

WHEREAS, it is contemplated under the Assignment Agreement that Penson will provide to the Newco Entities the Transition Services (with certain costs of such Transition Services to be paid by Newco, as further described below) during the Term;

WHEREAS, Penson is willing to provide, or cause to be provided, the Transition Services to the Newco Entities, on the terms and conditions set forth herein; and

WHEREAS, pursuant to that certain License Agreement, dated of even date herewith, by and among Nexa Technologies, Inc., Newco and Apex, and that certain License Agreement, dated of even date herewith, by and among Penson Financial Services, Inc., Penson Worldwide, Inc., Newco and Apex, Penson has agreed to provide to the Newco Entities certain licenses of Intellectual Property related to the Transition Services (the “IP License Agreements”).

NOW, THEREFORE, in consideration of the foregoing premises and of the respective covenants and agreements contained herein and in the Assignment Agreement, the Parties hereby agree as follows:

1. PROVISION OF SERVICES.

(a) Services. Penson shall provide to the Newco Entities (A) all services, systems, equipment, functions, products, technology and Intellectual Property provided by Penson or by its employees or provided to or used by Penson or its employees (including by any of Penson’s third party service providers), in each case in the conduct of Penson’s business and operations relating to or arising from the Acquired Assets as conducted in the six (6) month period immediately prior to the Closing (such business and operations, the “Business”), other than the legacy services of SunGard Financial Systems LLC or its affiliates (such business and operations, the “Business”), and (B) all services, systems, equipment, functions, products, assets, Intellectual Property, other support and know-how necessary or useful (excluding TickData and without modifying the terms of the IP License Agreements) for the operation of the Business by the Newco Entities, including, (i) the further services, functions, products and Intellectual Property described on Annex A; (ii) services in support of the Business and the seamless transition of such Business to the Newco Entities, including reasonable access to Penson premises, and services to ensure compliance by the Newco Entities with applicable reporting, governance, supervision, SAS 70, regulatory, legal, industry and control requirements; and (iii) qualified intermediary services, reporting and compliance functions, technology, operations, data streaming, compliance, services in respect of orphan accounts, escheatable accounts, and accounts in the escheatment process, finance services, trade execution services and custody, clearing and execution services (all services, systems, equipment, functions, products, assets, Intellectual Property or other support described in this Section 1(a), and the “Services Data” as defined in Section 1(c) below, being collectively referred to as the “Transition Services”). For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the Newco Entities shall not assume, and shall not be deemed to have assumed hereunder, any contract or obligation of Penson unless expressly assumed in writing by Newco, Penson and the applicable Third Party Service Provider (as defined below).

(b) Service Levels.

(i) Unless another standard is expressly agreed to by the Parties in writing or elsewhere in this Agreement, Penson will perform the Transition Services, including maintaining of the systems, platforms, equipment or other assets and a sufficient workforce to provide the Transition Services, (A) in accordance with Applicable Law and applicable Governmental Approvals, (B) in accordance with customary industry standards, (C) with at least the same degree of skill, quality, service level, attention, care and timeliness as it exercised in performing the same or similar services for itself or its Affiliates during the 12-month period ending immediately prior to the Closing and (D) in a commercially reasonable manner, in each case taking into account the Newco Entities’ circumstances, including (x) that the Acquired Assets and the Business constitute part of a new business for the Newco Entities and, as a result, the Newco Entities do not have the necessary infrastructure, employees, equipment and support to conduct the Business after the Closing and are relying on Penson to provide the Transition Services during the Term in order to do so, and (y) the fact that the Newco Entities may, from time to time, migrate portions of the Transaction Service to their own platforms (collectively in respect of clauses (A)-(D) above, the “Service Criteria”). If Penson fails in any material respect to meet and sustain any aspect of the Service Criteria, as applicable, then: (1) Penson shall have the opportunity to cure such failure (X) in the case of a critical failure as reasonably determined by the Newco Entities, within the longer of one (1) business hour (but not more than eight (8) total hours) or such period as is provided in a Third Party Service Provider agreement covering the remediation of such failures caused by such third party, in each instance from receipt of notice from the Newco Entities of such critical failure (or, if earlier, discovery thereof by Penson), and (Y) in the case of any other failure as reasonably determined by the Newco Entities, within five (5) Business Days from receipt of notice of such failure (or, if earlier, discovery thereof by Penson) from the Newco Entities describing in reasonable detail the circumstances of such failure; and (2) the Newco Entities shall immediately have the right, in addition to any other remedies available under this Agreement, Applicable Law or otherwise, to obtain, in whole or in part, the Transition Services from a third party service provider other than Penson (or from other than such Third Party Service Provider that caused the failure noted above, as the case may be) and Penson (in the case of a Penson failure) shall reimburse the Newco Entities for all costs and expenses of such third party service provider. Penson may not modify any of the Transition Services or the manner in which such Transition Services are provided (other than modifications required under contracts with Third Party Service Providers, and provided such third party required modification does not materially adversely impact the Transition Services or the manner in which such Transition Services are provided) without the prior written consent of the Newco Entities.

(ii) As of or following the date hereof, if Penson is or becomes aware of any condition that is likely to have a material adverse effect on the nature, quality, timeliness, standard of care or service levels applicable to delivery of the Transition Services to be provided by Penson to the Newco Entities, Penson shall use commercially reasonable efforts to promptly notify the Newco Entities of such condition.

(c) Services Data. Subject to and in addition to Penson’s duties and obligations under Section 15 below, Penson shall (i) provide the Newco Entities with any and all data, data feeds, connectivity, content or other information relating to the Transition Services (collectively, “Services Data” which hereinafter shall be deemed to be a part of and included under the definition of Transition Services under this Agreement) stored, maintained, generated, processed or produced by or on behalf of Penson in connection with the Transition Services, where applicable, in compliance with Applicable Law, both during the Term and upon the expiration or termination thereof, in industry standard formats and files and on storage mediums or using telecommunications means reasonably acceptable to the Newco Entities, and (ii) to the extent reasonably possible, segregate any Services Data from other data, content or information generated or maintained by or on behalf of Penson. For the avoidance of doubt, Penson acknowledges and agrees that all Services Data stored, maintained, generated, processed or produced by Penson is and shall be owned exclusively by the Newco Entities, and if and to the extent Penson acquires any interest therein, Penson hereby irrevocably agrees to assign and hereby assigns to the Newco Entities all of its rights, title and interests therein. To the extent that the Newco Entities request any data, content or information other than the Services Data, such request shall be made in writing to Penson. Penson shall provide such other data, content or information and Penson and the Newco Entities shall negotiate in good faith the terms of providing the same and any reasonable payment (if any) therefor.

(d) Subcontractors. In connection with and to the extent necessary or appropriate to perform the Transition Services, Penson shall have the right and the obligation to enter into and pay (with reimbursement by Newco in accordance with Annex A) and perform contracts with one or more third party service providers as set forth on Annex A-2 (“Third Party Service Providers”), provided however, that (i) Penson shall be responsible for the actions and performance of its Third Party Service Providers in connection with the performance of the Transition Services and shall remain solely responsible for the performance of the Transition Services and in conformity with the Service Criteria hereunder and shall remain fully and solely liable for any and all obligations under the agreements with such Third Party Service Providers, (ii) the use of any Third Party Service Provider shall not increase any fees payable by Newco hereunder, (iii) the use of any Third Party Service Provider shall not adversely affect the quality of any Transition Services, and (iv) Penson shall select any Third Party Service Provider in connection with the performance of any part of the Transition Services with the same degree of care as it would in selecting a third party service provider to provide such service for itself.

Without limiting the rights and obligations set forth in Section 2(c), Penson shall not increase the services provided by any Third Party Service Provider without the prior written consent of Newco. Notwithstanding the foregoing and in addition thereto, Penson shall, within ten (10) Business Days of the date hereof, notify Newco, in writing, of any proposed Third Party Service Provider that Penson determines is required or necessary to provide any of the Transition Services hereunder that Penson proposes to be added to Annex A-2, which notice shall include the name of each such proposed Third Party Service Provider and a summary of the products and/or services provided by such Third Party Service Provider and the proposed costs thereof. Within five (5) Business Days of receipt of such notice, the Parties shall discuss, in good faith, any questions or concerns raised by either Party in connection with the designation of such proposed Third Party Service Providers. Within five (5) Business Days of such discussion by the Parties, Newco shall respond, in writing, to Penson’s written request to include such proposed Third Party Service Providers identified in Penson’s original notice hereunder, which response shall include an approval or a rejection of each such proposed Third Party Service Provider, at Newco’s sole direction. In the event that Newco fails to provide notice to Penson, in writing, of its approval or rejection of a proposed Third Party Service Provider within such five (5) Business Days, the proposed Third Party Service Provider shall be deemed rejected. Except for those Third Party Service Providers set forth on Annex A-2 or except as may be required by Applicable Law, during the Term, Penson shall not engage any unaffiliated third party to perform any of the Transition Services without the prior written consent of Newco.

(e) Employees. All employees and representatives of Penson or its Affiliates who provide employee, independent contractor or other services to or on behalf of Penson or its Affiliates (“Penson Employees”) are, and shall be deemed to be, for purposes of all compensation, employee benefits and all other matters, employees or representatives of Penson or its Affiliates, and are not (and shall not be deemed to be) for any purpose employees or representatives of any of the Newco Entities. Penson Employees shall not be eligible to participate in any employee benefit plan of the Newco Entities and their Affiliates (other than Penson). In respect of the Transition Services, Newco shall provide high-level direction regarding the objectives, operational goals and end-points for the Transition Services, but, except to the extent any of them are dually registered in accordance with FINRA requirements on behalf of any of the Newco Entities and acting in a registered capacity on behalf of any of the Newco Entities other than for the provision of services under this Agreement, the Penson Employees shall be under the sole direction, control and supervision of Penson (and not the Newco Entities) and Penson shall have the sole right to exercise all authority and have all obligations with respect to the employment (including termination or layoff of employment), and compensation of such Penson Employees. Except as expressly set forth in Annex A or pursuant to any contribution agreed to by Newco under Section 3(c), the Newco Entities shall not be liable for any compensation or any other benefits paid to any Penson Employee (including without limitation, any severance, termination costs or other liabilities associated with the termination or layoff of any employment, engagement or other relationship between Penson and its employees or representatives). For the avoidance of doubt, the Newco Entities and their Affiliates (other than Penson) shall not be, and shall not be deemed, an employer of any Penson Employees. If the Newco Entities determine that the services of any Penson Employee are no longer needed or are not being satisfactorily performed hereunder, the Newco Entities may notify Penson of such determination and, effective upon fifteen (15) days following such notice, such Penson Employee shall no longer provide Transition Services and all costs and expenses associated with such Penson Employee providing Transition Services shall no longer be subject to payment by Newco hereunder.

2. AUTHORITY; LICENSE AND COMPLIANCE WITH APPLICABLE LAW.

(a) Penson and Penson Employees and agents will, at its own cost, maintain throughout the Term, all requisite authority and any applicable licenses or registrations (which shall be reimbursed on a pass-through basis as Applicable Fees if such licenses or registrations are obtained or maintained as necessary for the Transition Services), whether arising under Applicable Law or otherwise, to enter into this Agreement and to provide the Transition Services in accordance with the terms of this Agreement. Penson is, and during the Term shall remain, in compliance with Applicable Law, including federal, state and provincial securities laws and the rules and regulations of any applicable self-regulatory organization. Penson shall notify the Newco Entities as promptly as commercially possible in the event that it becomes aware that any of the foregoing ceases to be or is likely to cease being true and correct in any material respect.

(b) Penson, during the Term of this Agreement, will, at its own cost, maintain or obtain all rights, contracts, titles, licenses, permissions, consents, approvals and authority required for (i) Penson to provide the Transition Services to the Newco Entities (including those portions of the Transition Services created or provided by one or more Third Party Service Providers) in accordance with and as contemplated by this Agreement, (ii) the Newco Entities and their clients, customers and correspondents to use, directly or indirectly, any Transition Services in accordance with and as contemplated by this Agreement, and (iii) Penson and its Affiliates and permitted subcontractors to perform, directly or indirectly, Penson’s obligations under this Agreement;

(c) Where necessary or as requested by any Newco Entity, Penson and Newco shall use commercially reasonable efforts to: (i) cooperate and jointly conduct negotiations with the Third Party Service Providers of any software, products or services to be licensed to and/or used by Penson in providing the Transition Services (or, if applicable, the Newco Entities receiving the Transition Services) (collectively, “Third Party Rights”), including the Third Party Service Providers identified in Annex A-2, (ii) obtain any required consents of such Third Party Service Providers or amendments with respect to the license and/or use of such Third Party Rights, and (iii) to obtain new licenses or similar agreements to permit Penson to license and/or use (or if applicable, the Newco Entities to use) the Third Party Rights during the Term, including in connection with the provision of Transition Services, provided that Penson shall pay (subject to certain reimbursement by Newco in accordance with Annex A) for any and all additional costs, fees, charges, expenditures or payments associated with Third Party Rights licenses or such consents as necessary for Penson to provide (or the Newco Entities to receive) the Transition Services during the Term provided, further, that Penson shall not enter into any new license or agreement, extend the term of any existing agreement, or agree to pay any amounts or modify the terms of such agreements in connection with obtaining or maintaining a license or consent as contemplated, which in each instance in respect of the foregoing modification or amendment has the impact of increasing the costs reimbursable by the Newco Entities, without the prior written consent of the Newco Entities, unless in each instance Penson pays (without charge to or reimbursement from the Newco Entities) such amounts and none of the Newco Entities is a party to or otherwise bound by such license or agreement. Notwithstanding the terms set forth in this

Section 2(c), Penson shall remain solely responsible and liable for the use of such Third Party Rights in connection with the performance of the Transition Services hereunder and any compliance with the terms of any license or similar agreement related thereto.

3. COOPERATION.

(a) Penson shall, and shall cause its respective Affiliates and its third party service providers and vendors, to cooperate with the Newco Entities in all matters relating to the provision and receipt of the Transition Services and Services Data, except where such cooperation would result in Penson being in violation of Applicable Law, including federal and state securities law and the rules and regulations of any applicable self-regulatory organization, and shall perform all obligations hereunder in good faith and in accordance with principles of fair dealing and in a commercially reasonable manner. Such cooperation shall include Penson’s (i) execution and delivery of such further instruments or documents as may be reasonably requested by the Newco Entities to enable the performance in full of each Party’s obligations hereunder and (ii) notification of Newco, in advance where reasonably possible to do so, of any changes to Penson’s personnel (including changes with respect to employee status), and working with the Newco Entities to minimize any adverse effect of such changes. For the avoidance of doubt the obligations of Penson Financial Services, Inc. and Nexa Technologies, Inc. under this Agreement are not and shall not be joint and several. In the event any of the foregoing Penson entities or any affiliate of Penson fails to perform any of its obligations under this Agreement for any reason, including insolvency or bankruptcy or any failure by a third party to satisfy its obligations with respect to Transition Services, such failure shall not relieve or lessen any of the obligations of any Penson entity hereunder.

(b) Subject to any confidentiality obligations that the Newco Entities may have, pursuant to Applicable Law, contract or otherwise, the Newco Entities shall make available to Penson, upon Penson’s reasonable request, all information and materials that are necessary to (i) provide the Transition Services hereunder and/or (ii) comply with any requests from any governmental or regulatory authorities.

(c) From time to time (at any time), but no later than (i) ninety (90) days following the date hereof, any Newco Entity may designate to Penson any Penson Employees that any Newco Entity determines that it wishes to make offers to become employees of such Newco Entity, which offers may include retention bonuses or other support payments. Penson and such Newco Entity shall promptly notify such employees (at such time(s) as determined by such Newco Entity) and Penson shall cooperate in good faith with such Newco Entity and such employees to facilitate the presentation of any offers of employment to, and the hiring of, such employees by such Newco Entity, subject to reasonable notice and a reasonable opportunity to transition any such employee his or her existing responsibilities as an employee of Penson. The Newco Entities shall be under no obligation to make any offers of employment or other engagement to any Penson Employees or to make any offer with any particular term or condition of employment or engagement. Penson shall not make any written or oral communication to any Penson Employee regarding any offers of employment or other engagement (or any term or condition thereof) that have been or may be made by any Newco Entity without such Newco Entity’s prior written consent.

(d) Penson shall adhere and shall cause its respective Affiliates to adhere, and shall use commercially reasonable efforts to cause its Third Party Service Providers and vendors to adhere, to the policies, procedures and practices of the Newco Entities, if any, that are applicable to the provision of the Transition Services and provided to Penson, except where Penson reasonably believe that such policies, procedures or practices, or any subset thereof, would result in Penson being in violation of Applicable Law, including federal and state securities law and the rules and regulations of any applicable self-regulatory organization. In the event that Penson is not in material compliance with the Newco Entities’ policies, procedures and practices, Penson shall have five (5) Business Days upon notice from Newco to cure such breach (or if such breach cannot reasonably be cured in such period, then the parties shall meet and confer, and agree upon a plan and timetable to cure such breach, not to exceed thirty (30) days). Notwithstanding the foregoing, if Penson is in violation of any Applicable Law, rule or regulation, including federal and state securities law and the rules and regulations of any applicable self-regulatory organization, Penson shall remedy such violation within twenty-four (24) hours of receipt of notice of any such violation. If Penson, or its personnel, are given access to any of the Newco Entities’ computer systems in connection with the performance of the Transition Services, Penson or its personnel, as the case may be, shall (i) comply with all of the Newco Entities’ system security policies, procedures and requirements; (ii) not tamper with, compromise or circumvent any security or audit measures employed by the Newco Entities; (iii) access only that part of the Newco Entities’ system and/or data as is required in the performance of Transition Services; (iv) limit access to those personnel and representatives with a bona fide need in performing Penson’s obligations hereunder; and (v) immediately notify the Newco Entities of any unauthorized access to the Newco Entities’ systems (whether by an employee or representative of Penson or otherwise).

(e) The Parties acknowledge and agree that in the event Penson or any of its Affiliates that provide Transition Services hereunder fails to provide any Transition Services or portion thereof in accordance with this Agreement (as determined in the sole discretion of the Newco Entities), then without limiting any other rights or remedies of the Newco Entities (whether at contract, law or in equity), Broadridge Financial Solutions, Inc. (“Broadridge”) shall, at the request of the Newco Entities, perform such Transition Services under this Agreement for the remainder of the Term and any Transition Period, provided that such period does not exceed eighteen (18) months. Upon the occurrence of any such event, notwithstanding any other term expressly set forth herein, (i) Penson shall provide Broadridge with the materials, property and personnel to the extent available to Penson, including Third Party Software, as may be necessary or otherwise required to provide the Transition Services or portion thereof hereunder, and Penson shall cooperate in good faith with Broadridge and the Newco Entities to minimize the adverse affects on the Newco Entities of such provision of Transition Services by Broadridge instead of Penson, (ii) in the event that Broadridge does not currently have the materials, property and personnel required to provide the Transition Services, Broadridge agrees to use reasonable efforts to obtain such materials, property and personnel as promptly as practicable, (iii) Broadridge’s fee for providing such Transition Services shall be the lesser of Broadridge’s costs or Penson’s costs in providing such services, and (iv) for the avoidance of doubt, Broadridge shall not be deemed to have assumed any rights and obligations of Penson under this Agreement other than the obligation to provide the applicable Transition Services as described in this Agreement and the right to be paid therefor in accordance with clause (iii) above. The foregoing shall not relieve Penson of any liability incurred as a result of the failure of Penson to provide such service. For the avoidance of doubt, Penson shall not be entitled to payment of any Applicable Fees or other compensation in respect of any Transition Services or portion thereof provided by Broadridge.

(f) Penson and Newco will each nominate a representative to act as the primary contact person with respect to the execution of the Transition Services (the “Service Coordinators”). The initial Service Coordinators shall be Danny Rosenthal for Newco and Bryce Engel for Penson. Unless Penson and Newco otherwise agree and notwithstanding Section 13, all operational-level communications relating to this Agreement and the Transition Services shall be directed to the Service Coordinators or their respective designees.

4. COMPENSATION; PAYMENT.

(a) Fee for Transition Services. The fees (the “Applicable Fees”) to be paid by Newco for the Transition Services are set forth on Annex A. If the scope of any Transition Service or portion thereof is reduced or terminated by the Newco Entities, as provided in Section 5(b) below, the Applicable Fee for such Service shall be reduced by the corresponding reduction in cost of providing such Transition Service or on a proportionate basis based upon the Newco Entities’ proportionate reduction in use. After the end of each month, Penson will submit a reasonably detailed invoice to Newco for all Transition Services provided to the Newco Entities hereunder during such month. Each invoice shall include, at a minimum, a list identifying (i) the specific Transition Services, or portion thereof, for which there is an Applicable Fee; and (ii) with respect to amounts paid by Penson to Third Party Service Providers pursuant to the terms of Annex A, the name of the Third Party Service Provider and the applicable Transition Services provided by such Third Party Service Provider, and such documentation as may reasonably be requested by Newco to verify the amount thereof, provided that, upon request by Newco, Penson shall include copies of invoices provided by such Third Party Service Providers to Penson for the same or similar services prior to the Closing as well as copies of the invoices (including the prior three (3) months) provided to Penson by such Third Party Service Provider for the Transition Services provided hereunder. The Parties acknowledge and agree that (i) Newco shall only be obligated to pay to Penson amounts paid by Penson to Third Party Service Providers pursuant to the terms of Annex A if the level of service provided by such Third Party Service Provider is substantially equivalent to the level of service required hereunder and (ii) the Applicable Fees set forth in Annex A represents the aggregate amount of all fees or other compensation payable to Penson and that no other fees or compensation is or shall be payable to Penson or any other entity or person relating to the Transition Services provided hereunder. In no event shall Newco (or any Newco Entity) be responsible, nor shall it pay, any termination or related fees or costs incurred by Penson or Penson in connection with terminating or reducing usage under any contract with any Third Party Service Provider.

(b) Rights of Set-off. Newco may, at its sole, election, set off against any amounts payable to Penson hereunder, all present and future indebtedness of Penson or any Affiliate of Penson to Newco or distributions from Newco to Penson, and any such set-off will be deemed to be payment by Newco for all purposes. Nothing in this Section 4(b) will require any party to pursue recovery under any of its insurance policies.

(c) Payments. All payments due from Newco to Penson pursuant to this Section 4 shall be paid within thirty (30) calendar days after the receipt of the invoice described in Section 4(a) above by electronic funds transmission in U.S. dollars to the applicable Penson account set forth on Annex C hereto.

(d) Sales and Use Taxes. To the extent not otherwise reimbursed by Newco in accordance with the terms and conditions of Annex A, Newco shall be responsible for and shall pay any U.S. or foreign sales or use taxes imposed in connection with Newco’s use of the Transition Services.

5. TERM; TERMINATION; REDUCTION.

(a) Term. The term of each Service shall commence on the Closing Date and continue for a period of twelve (12) months (the “Term”); provided that Newco may elect to extend the term of any or all Transition Services for one additional six (6) month period by providing written notice to Penson at least ninety (90) days prior to the end of the then current term end date and, in such event, such additional period shall be part of the “Term” for all purposes of this Agreement. At any time during the Term, Newco may terminate the Agreement by giving Penson at least thirty (30) days’ prior written notice. Penson may terminate the Agreement, in whole or in part, upon written notice to Newco for Newco’s material breach of its obligation to pay amounts due hereunder, which breach remains uncured (x) thirty (30) days after the date on which Newco receives written notice of such breach, or, (y) if such amounts due hereunder are being disputed by Newco on an objectively reasonable basis in respect of the terms and conditions of the Agreement, ten (10) days after such dispute has been finally resolved.

(b) Termination and Reduction.

(i) Notwithstanding anything to the contrary contained herein, except for the Market Data Services (as described on Annex A), the Newco Entities may terminate or reduce any individual Transition Service or portion thereof, including Transition Services or portions thereof, contracts, licenses or Services Data provided by any Third Party Service Provider, at any time during the Term upon fifteen (15) days prior written notice to Penson, for any reason or no reason at all, identifying the particular Transition Service and Third Party Service Provider, if any, to be terminated or reduced and the effective date of termination or reduction. After such fifteen (15) day period, the costs of such terminated Transition Service or portion thereof shall no longer be Applicable Fees hereunder.

(ii) If, at any time during the Term, the Newco Entities determine, in good faith, that the number of Penson personnel performing the Transition Services hereunder should and can be reduced, the Newco Entities may notify Penson in writing of such requested reduction of personnel. The Parties shall meet and confer in respect of such requested reduction and the impact it may have on the provision of Transition Services and the costs therefor, but Penson acknowledges and agrees that the Newco Entities ultimately are entitled to determine the number of personnel providing Transition Services hereunder, and, if so required by the Newco Entities, Penson shall comply with such request and notice within fifteen (15) days of receipt thereof; provided, however that if Penson reasonably believes that any such requested reduction shall have a material adverse impact on the scope of the Transition Services provided hereunder, the Parties shall in good faith negotiate an amendment to this Agreement (per Section 9) to take into account such material adverse impact on such scope.

(iii) Without limiting any of Newco’s rights under this Section 5, Newco may elect, upon notice to Penson and termination of the “Front End Services” (as defined in Annex A) of the Transition Services to enter into an agreement for the provision of such Front End Services to any existing Newco customer (as of the date hereof, that is using Front End Services, as defined in Annex A) at a fee rate equal to a range of one hundred nine dollars ($109) to one hundred seventy four dollars ($174) per terminal per month for such services for the duration of the existing term of any such customer agreement plus six (6) months, which rate shall be negotiated in good faith and agreed to by Nexa and Newco.

(iv) Notwithstanding anything to the contrary contained herein, if the Assignment Agreement is terminated, then this Agreement shall be deemed to be null and void and of no force or effect.

(c) Books and Records. Upon notice from Newco, Penson shall provide Newco with access during Business Days and normal hours to all documents related to the Transition Services that are generated or prepared by Penson in connection with the provision of the Transition Services, including with respect to the Applicable Fees. As soon as reasonably practicable following any expiration or termination of this Agreement or any Transition Service or portion thereof, Penson shall transfer to the Newco Entities in an industry standard format reasonably acceptable to the Newco Entities all such documents.

(d) Termination of Transition Services. At the Newco Entities’ request, upon the termination of any Transition Service or portion thereof for any reason, Penson shall extend the provision of the affected Transition Service(s) or portion thereof for a period not to exceed ninety (90) days (the “Transition Period”) beyond the effective date of expiry or termination of this Agreement or such Transition Service(s). Penson shall, in a good faith and commercially reasonable manner, agree to provide termination transition services during such Transition Period to the Newco Entities in order to effect an orderly, continuous and seamless transition of the Newco Entities from the affected Transition Service(s) to a new vendor or provider and to prevent interruptions or degradation of Transition Services (the “Termination Transition Services”). Any Termination Transition Services to be provided by Penson during the Transition Period shall be requested by the Newco Entities in writing and Newco shall compensate Penson in accordance with the terms of Section 4(a) of this Agreement, or as otherwise agreed to by the Parties in writing. Termination Transition Services shall also include, as requested by the Newco Entities, the right for any of the Newco Entities to take possession and control of all necessary office and data center space and related facilities, to use equipment, hardware and software and to obtain consulting services, support and assistance from Penson personnel, and Penson shall cooperate fully with such Newco Entity and any new or additional vendor(s) or service provider(s) that such Newco Entity may wish to use in connection with the subject transition or its business. In addition, during the Transition Period, unless otherwise agreed to by the Parties in writing, Penson shall continue to provide the Transition Service(s) as they had been provided prior to the termination or expiration of the Agreement or of any Transition Service(s) or portion thereof in accordance with the terms and conditions set forth in this Agreement. In addition to the foregoing and subject to third party rights and Applicable Law, Penson shall use commercially reasonable efforts to grant (and, at Penson’s sole cost, not subject to reimbursement, to cause third parties to grant) to the Newco Entities all rights necessary to take possession or control of tangible and intangible property and personnel owned or used by Penson, including software (including source code and object code), Intellectual Property, hardware and personnel that are necessary or advisable for the Newco Entities or their respective designee(s) to provide and use the Transition Services should Penson become incapable of providing one or more of the Transition Services.

6. INDEMNIFICATION; LIMITATION OF LIABILITY.

(a) Penson shall indemnify, defend, and hold harmless each Newco Entity, each of its respective Affiliates and controlling Persons and each of their respective officers, directors, employees, shareholders, limited or general partners, members, successors, assigns, agents, advisers and representatives (“Newco Indemnitees”) from and against any and all (i) Losses resulting from or arising out of any claim (including any claim made by, on behalf of (or in any representative capacity for) or otherwise with respect to employees and representatives of Penson) against any Newco Indemnitee related to or otherwise arising out of Penson’s breach of any provision of this Agreement or the provision and/or performance (or nonperformance) of the Transition Services and Services Data by Penson, any Penson Employee or any Third Party Service Provider, (ii) Losses resulting from or arising out of the negligence or willful misconduct of Penson, any of its Affiliates or any Third Party Service Provider, or any of their respective agents, employees, officers and directors in regard to the performance of the Transition Services, (iii) Losses resulting from or arising out of any claim by a third party contending that the Transition Services and/or Services Data, or the provision thereof, or any Newco Indemnitee’s access, use, practice, distribution, sale or other exploitation thereof, as authorized hereunder or under any license of Intellectual Property by Penson related to the Transition Services, infringe or misappropriate any Intellectual Property of such third party or violate such third party’s rights under contract, law or in equity, (iv) Losses resulting from or arising out of the failure of the Transition Services to comply with any Applicable Law, (v) Losses resulting from or arising out of Penson’s or any Third Party Service Provider’s failure to have, obtain and/or maintain all the rights, titles, licenses, permissions, consents, approvals and authority required under federal and state securities law, rules and regulations, and the rules and regulations of any applicable self-regulatory organization, in order for Penson to provide, or cause to be provided, the Transition Services to or for the benefit of any Newco Indemnitee, and (vi) Losses resulting from or arising out of the failure of the Transition Services to constitute all of the services, functions, products, equipment and Intellectual Property necessary or useful for the operation of the Business as of the Closing. For the purposes of this Section 6(a) and Section 6(c), “Losses” shall include Losses resulting from claims for consequential damages, special damages, fines, lost profits and diminution in value and similar claims, whether or not involving claims by third parties.

(b) Section 8.4 of the Assignment Agreement shall apply mutatis mutandis to all indemnification for third party claims hereunder.

(c) Newco and Apex shall indemnify, defend, and hold harmless Penson, its Affiliates and controlling Persons and each of their respective officers, directors, employees, shareholders, members, successors, assigns, agents, advisers and representatives (“Penson Indemnitees”) from and against any and all Losses resulting from or arising out of any claim (including any claim made by employees and representatives of Newco or Apex) against any Penson Indemnitee arising from Newco’s or Apex’s breach of any provision of this Agreement.

7. TRADE PROCESSING ERRORS. Unless such Loss arises solely as a result of the willful misconduct of any of the Newco Entities, notwithstanding any limitation to the contrary set forth herein, Penson shall be solely responsible for, and shall indemnify the Newco Entities for the full amount of, any Losses relating to or arising out of any Trade Processing Error and Penson releases and holds harmless the Newco Entities in connection with such Losses. For purposes of this Agreement, “Trade Processing Error” shall mean any error (including, but not limited to, hardware malfunction, software logic error, system performance or maintenance, processes, procedures, or human or other error, act or omission) resulting from or arising out of trade execution services provided by Penson or a Third Party Service Provider, vendor or subcontractor hired by Penson in connection with the execution of an order that involves the Transition Services or required Penson’s involvement in the execution of such order.

8. CONFIDENTIAL INFORMATION.

(a) “Confidential Information” of a Party shall mean all confidential or non-public data and information submitted to the other Party or obtained by the other Party in connection with, in the course of and during this Agreement, in whatever format it exists, including verbal, written, visual, graphic, electronic or machine-readable form. Confidential Information shall include all information that a Party designates as being confidential or that either by its nature or under the circumstances surrounding disclosure would reasonably be recognized by the receiving Party as being confidential. Confidential Information also includes information received from third parties that a Party is obligated to treat as confidential. By way of example only and without limitation, Confidential Information includes, with relation to either Party: any trade secrets; information concerning, relating to or making reference to, in any way, the business and affairs of either Party; financial practices or information; business practices, plans and strategies; price lists; customer lists and customer information (whether provided directly by a Party or otherwise); current and anticipated customer requirements; market studies including information relating to the marketing or promotion of the disclosing Party’s products; product specifications, data, know-how, formulae, compositions, processes, designs, diagrams, sketches, models, photographs, graphs, drawings, samples, inventions and ideas; past, current, and planned research and development; current and planned manufacturing plans, methods and processes; computer software and programs (including object code and source code); database technologies, systems, structures and architecture; systems manuals; information related to employees, contractors, subcontractors, consultants and suppliers; and any other information, however documented, that is deemed by a Party to be proprietary that is disclosed by one Party to the other pursuant to or in connection with this Agreement and the Transition Services provided hereunder.

(b) Exceptions. Notwithstanding the foregoing, Confidential Information shall not include information which (i) is developed by the other Party without violating the disclosing

Party’s proprietary rights or using the other Party’s Confidential Information; (ii) is or becomes publicly known (other than through unauthorized disclosure or in violation hereof); (iii) in the case of the Newco Entities, is already known by the Newco Entities without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into between the Parties prior to the execution of this Agreement; or (iv) is rightfully received by a Party free of any obligation of confidentiality from a party whom, to the knowledge of such Party, is not subject to any duty of confidentiality.

(c) Disclosure Restrictions.

(i) All Confidential Information relating to a Party shall be held in confidence by the other Party to the same extent and in at least the same manner as such Party protects its own confidential or proprietary information.

(ii) Notwithstanding anything set forth in this Agreement or any other agreement, nothing shall prevent the Newco Entities from giving or allowing access to any information or materials to any employee, consultant, agent or contractor of the Newco Entities as the Newco Entities reasonably determine is necessary for the Newco Entities to transition or make effective use of the Transition Services, in each case, as contemplated by this Agreement, provided that such employee, consultant, agent or contractor is subject to a reasonable written obligation of confidentiality.

(d) Permitted Disclosure. The obligations in this Section 8 shall not restrict any disclosure by either Party pursuant to any Applicable Law, or by order of any court or government agency, including any examination or audit by a self-regulatory organization or the SEC, provided that the disclosing Party shall give notice as promptly as practicable to the non-disclosing Party of such order, examination or audit, unless prohibited by law, rule or regulation, and shall cooperate with the disclosing Party in any reasonable attempt to contest or limit such required disclosure, at the disclosing Party’s sole expense.

(e) Ownership of Confidential Information. Except as set forth in this Agreement, by disclosing the Confidential Information to the receiving Party, the disclosing Party does not grant to the receiving Party any license, interest or rights of any kind in and to the Confidential Information. Penson agrees that the disclosure of the Newco Entities’ Confidential Information in connection with Penson’s provision of the Transition Services does not confer upon Penson any rights in or to the Newco Entities’ Confidential Information, other than and solely for the provision of Transition Services.

(f) Return of Confidential Information. At the earlier of the written request of the Newco Entities and the termination or expiration of the whole or any part this Agreement, Penson will, and will cause its Subsidiaries and/or Affiliates and Third Party Service Providers to, immediately return to the Newco Entities all copies of applicable Confidential Information which has been provided to Penson, and destroy those portions of any written summaries of any oral analyses, compilations, studies or other documents containing the Confidential Information prepared by or on behalf of Penson for purposes of providing the Transition Services hereunder. Notwithstanding the foregoing, Penson will be entitled to keep any records required by statutes, rules and regulations to which Penson is subject. Any of the Newco Entities’ Confidential

Information that is not returned or destroyed, including any oral Confidential Information, shall remain subject to the confidentiality obligations set forth in this Agreement. Obligations under this Section 8 shall survive any return or destruction of the Confidential Information.

9. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Party hereto, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided under this Agreement or by Applicable Law.

10. REPRESENTATIONS AND WARRANTIES.

(a) Penson hereby represents, warrants and covenants to the Newco Entities that: (i) it has all necessary corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution and delivery by Penson of this Agreement and the performance by Penson of its obligations hereunder have been duly and validly authorized by all necessary corporate action; (iii) this Agreement constitutes the legal, valid and binding obligation of Penson, enforceable against Penson in accordance with its terms and conditions; (iv) Penson’s performance of this Agreement and Penson’s provision of the Transition Services to the Newco Entities as contemplated herein shall not cause Penson to violate or breach any Applicable Law; (v) to the knowledge of Penson, the lists set forth on Annex A-2 identify and represent a complete and accurate list of Third Party Service Providers required or necessary to provide the Transition Services hereunder; (vi) together with the Third Party Service Providers, Penson has, and has dedicated, the resources and personnel to provide the Transition Services as contemplated hereby; (vii) has complied and will continue to comply with all Applicable Laws concerning the employment or other engagement of Penson Employees (including but not limited to all Applicable Laws relating to wages, hours, overtime, employee classification, civil rights, work authorization, immigration, wage payment, and the collection and payment of withholding and other similar taxes); and (viii) from and after the Closing, the Transition Services are sufficient to allow the Newco Entities to operate the Business in the ordinary course as operated by Penson prior to the Closing.

(b) Newco hereby represents, warrants and covenants to Penson that: (i) it has all necessary limited liability company power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution and delivery by Newco of this Agreement and the performance by Newco of its obligations hereunder have been duly and validly authorized by all necessary limited liability company action; and (iii) this Agreement constitutes the legal, valid and binding obligation of Newco, enforceable against Newco in accordance with its terms and conditions.

11. NO ASSIGNMENT OR BENEFIT TO THIRD PARTIES. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and permitted assigns. Notwithstanding the preceding sentence, this Agreement and the Transition Services to be provided hereunder are unique and personal to the skills and expertise of Penson, and Penson may not assign or transfer any of its rights or delegate any of its obligations under this Agreement, whether by operation of law, assumption, sale of all or substantially all of its business or otherwise, without the prior written consent of the Newco Entities. Any Newco Entity may assign or transfer their rights under this Agreement or delegate their obligations under this Agreement in such Newco Entity’s sole discretion, without any requirement that such Newco Entity obtain the consent of Penson. Although among the Newco Entities only Newco and Apex shall be contractually bound by this Agreement, each other Newco Entity is an intended third party beneficiary of this Agreement. In addition, Penson hereby acknowledges and agrees that any and all obligations of the Newco Entities under this Agreement are subject to regulatory (including clearing corporation, exchange, etc.) approvals. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties, the indemnified parties hereunder and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

12. ENTIRE AGREEMENT. This Agreement (including the Annexes hereto), together with the Assignment Agreement and the other Transaction Documents, contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

13. NOTICES. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by email (with confirmation), to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

To Newco:

Apex Clearing Holdings LLC

c/o PEAK6 Investments, L.P.

141 W. Jackson Blvd., Suite 500

Chicago, IL 60604

Telephone: (312) 362-2401

Email: legal@peak6.com

Attn: CEO and General Counsel

With a copy to (which shall not constitute notice):

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60606

Telephone: (312) 853-7524

Telecopy: (312) 853-7036

Attn: John R. Box

With a copy to (which shall not constitute notice):

Apex Clearing Corporation

c/o PEAK6 Investments, L.P.

141 W. Jackson Blvd., Suite 500

Chicago, IL 60604

Telephone: (312) 362-2401

Email: legal@peak6.com

Attention: CEO and Chief Legal Officer

To Penson:

Penson Financial Services Inc.

1700 Pacific Avenue, Suite 1400

Dallas, TX 75201

Telephone: 214-765-1065

Telecopy: 214-217-5096

Attn: General Counsel

With a copy to:

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave., NW

Washington, DC 20004-2541

Telephone: 202-739-3000

Telecopy: 202-739-3001

Attn: Steven W. Stone

14. INSPECTION RIGHTS. Upon prior notice from the Newco Entities, Penson shall provide access to such auditors and inspectors as the Newco Entities may designate in such notice with reasonable access during normal business days and hours to Penson’s (a) facilities where the Transition Services are being performed and (b) books and records established and maintained by Penson relating to the Transition Services or the performance of its obligations under this Agreement. Penson shall provide such auditors and inspectors with any assistance that they may reasonably require. Without limiting the generality of the foregoing, Penson agrees that all books and records in the possession of Penson relating to its performance under this Agreement will be made available for inspection to any regulatory authority with jurisdiction over the Newco Entities’ business, including the Transition Services. If access to the Newco Entities’ customer data is required, access will be provided upon prior written notice to the Newco Entities and in such a way as to preserve the confidentiality of the Newco Entities’ customer data. The Newco Entities may notify Penson of any failure to comply in all material respects with the terms and conditions of this Agreement specified in writing by any auditor and/or inspector, and Penson agrees to correct any such failure in all material respects and to use commercially reasonable efforts to comply within the time period specified by the auditors/inspectors.

15. PRIVACY.

(a) In addition to its other obligations under this Agreement: (i) Penson acknowledges that the Newco Entities and/or their Affiliates are and/or may be subject to United States federal and state laws and regulations, Canadian federal and provincial laws and regulations, and in some cases, European Union, U.K. and other directives and laws (collectively, “Privacy Laws”) governing the privacy of personal or personally identifiable information and records of or regarding the Newco Entities’ or their Affiliates’ employees, investors, customers and prospective customers (“Personal Information”); (ii) Penson agrees to and shall ensure that its employees, agents, subcontractors, including Third Party Service Providers, and Affiliates cooperate with the Newco Entities and/or their Affiliates with respect to the Newco Entities’ or their Affiliates’ obligations under the Privacy Laws and comply with all provisions of Privacy Laws applicable to Penson or the Newco Entities or the Newco Entities’ Affiliates relating to the collection, storage, use, processing, disclosure or disposal of Personal Information provided to or accessible by Penson or any of its employees, agents or Affiliates in the course of carrying out this Agreement or providing the Transition Services to the Newco Entities or their Affiliates; and (iii) if in the course of carrying out this Agreement or providing the Transition Services to the Newco Entities or their Affiliates, Penson or any of its employees, agents, subcontractors, including Third Party Service Providers, or Affiliates possesses, collects, processes or obtains access to any Personal Information, Penson shall not and it shall cause its employees, agents, subcontractors, including Third Party Service Providers, and Affiliates not to use any such information, except to carry out the obligations set forth in this Agreement, or disclose that information to third parties unless pursuant to the express written consent of the applicable Newco Entity or its Affiliate or the employee, investor, customer or prospective customer, as applicable. For the avoidance of doubt, all Personal Information shall also be protected as Confidential Information under this Agreement to the extent such treatment provides further protection to the information against unauthorized use or disclosure.

(b) Notwithstanding the generality of the foregoing and in addition thereto, if Penson or any of its employees, agents, Third Party Service Providers or Affiliates possesses, collects, processes or obtains access to any Personal Information or Confidential Information: (i) Penson certifies that it has and shall ensure its employees, agents, Third Party Service Providers or Affiliates have implemented and will maintain an effective information security and disaster recovery program to protect Personal Information and Confidential Information, which program includes administrative, technical and physical safeguards and written policies and procedures reasonably designed to (A) ensure the security and confidentiality of such Personal Information and Confidential Information; (B) protect against any anticipated threats or hazards, including reasonably foreseeable threats or hazards, to the security or integrity of such Personal Information and Confidential Information; and (C) protect against unauthorized access to or use of such Personal Information and Confidential Information; (ii) Penson shall restrict access to such Personal Information and Confidential Information to its employees, agents, Third Party Service Providers or Affiliates who have a need to know information contained therein solely for the purpose of providing Transition Services to and for the Newco Entities or their Affiliates; (iii) on the Newco Entities’ written request, Penson shall provide a written description of Penson’s or its Affiliate’s and/or subcontractor’s (as applicable) information security and disaster recovery program to the Newco Entities and shall promptly give the Newco Entities written notice of any material change in such information security and disaster recovery program; (iv) Penson represents and warrants to the Newco Entities and their Affiliates that: (1) any description provided by Penson of its information security and disaster security program is accurate and complete, and (2) except as specifically disclosed to the Newco Entities in writing, Penson’s or its Affiliate’s and/or subcontractor’s and Third Party Service Provider’s (as applicable) information security and disaster recovery program at a minimum complies with reasonable information security and disaster recovery practices in the industry; (v) Penson shall not and shall ensure (through contract or otherwise) that its employees, agents, Third Party Service Providers or Affiliates shall not create or maintain data that are derived from or derivative works of Personal Information received from Newco except for the purpose of performing its obligations under this Agreement; (vi) Penson shall take such necessary actions to ensure (through contract or otherwise) that its employees, agents, Third Party Service Providers or Affiliates that transfer, disclose, or process Personal Information outside of the United States do so in compliance with the international data transfer restrictions and other restrictions of any applicable Privacy Laws including but not limited to European Union Member State data protection laws, including those implementing Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data, OJ L281/31, 23.11.1995; and (vii) the Newco Entities, their Affiliates or their regulators shall have the right to audit (or have an auditing firm audit) Penson’s and its employees, agents, Third Party Service Providers or Affiliates’ compliance with such program and this Agreement, and in the event that such audit reveals a material failure to comply with any provision of such program or this Agreement, Penson shall bear the cost of such audit and promptly cure such failure at its own expense. The information security and disaster recovery program referenced above shall include written policies and procedures containing administrative, technical, and physical safeguards used to access, collect, distribute, process, protect, store, use, transmit, dispose of, or otherwise handle Personal Information and Confidential Information, where such safeguards include the following elements: (a) designating an employee or employees to coordinate Penson’s information security and disaster security program; (b) identifying reasonably foreseeable internal and external risks to the security, confidentiality, and integrity of Personal Information and Confidential Information that could result in the unauthorized disclosure, misuse, alteration, destruction or other compromise of such information, and assess the sufficiency of any safeguards in place to control these risks; and (c) designing and implementing information safeguards to control the risks Penson identifies through risk assessment, and regularly testing or otherwise monitoring the effectiveness of the safeguards’ key controls, systems, and procedures. The information security and disaster recovery program referenced above shall be reviewed by Penson at least annually or whenever there is a material change in business practices that may reasonably implicate the security or integrity of Personal Information. At a minimum, such a risk assessment should include consideration of risks in each relevant area of Penson’s operations, including (1) employee training and management; (2) information systems, including network and software design, as well as information processing, storage, transmission and disposal; (3) detecting, preventing and responding to attacks, intrusions, or other systems failures; and (4) all elements specified in the Massachusetts information security regulations at 201 CMR 17.03 and 17.04, regardless of whether the regulations would otherwise be applicable, as well as all elements required by Applicable Law regarding privacy.

(c) Notwithstanding the generality of the foregoing and in addition thereto, in connection with the disposal (including, but not limited to, discarding, selling, donating, transferring, abandoning or other forms of disposal) by or for Penson or any of its employees, agents or Affiliates of any computers, hard disks, optical disks, tapes and other storage media

(collectively, “Electronic Media”) or paper or other non-electronic media documents or records (collectively, “Non-Electronic Media”) that contain any Confidential Information or Personal Information, Penson shall take or, to the extent that disposal is being carried out by a third party, cause such third party to take reasonable measures to prevent unauthorized access to or use of any Confidential Information or Personal Information. For Electronic Media, such measures shall include the destruction of the Electronic Media and/or erasure of all the Confidential Information and Personal Information so that no Confidential Information or Personal Information can practicably be read or reconstructed. For Non-Electronic Media, such measures shall include pulverizing, burning, shredding or otherwise destroying the Non-Electronic Media so that no Confidential Information or Personal Information can practicably be read or reconstructed.

(d) Notwithstanding the generality of the foregoing and in addition thereto, Penson shall notify Newco promptly in the event of an actual or reasonably suspected loss or misuse of Personal Information or Confidential Information or any other inadvertent, unauthorized or unlawful use or processing of Personal Information or Confidential Information (a “Data Security Incident”), regardless of whether such Personal Information or Confidential Information is in electronic or hard copy form. Penson shall not disclose the existence of such Data Security Incident without the express written permission of Newco, except as necessary to inform Newco, insurers, outside legal counsel, forensic investigators and public relations firms, or as required by Applicable Law. Newco shall have the right to require Penson, at Penson’s cost and expense, to assist and cooperate with Newco concerning the investigation of the causes and scope of such Data Security Incident as well as any disclosures to affected entities or individuals, government or regulatory bodies, and other remedial measures as reasonably requested or as required under any Applicable Law. With respect to any Data Security Incident involving Personal Information, such actions may include development and delivery of legal notices to affected individuals, provision of credit reports, credit monitoring, credit or identity repair services, and identity theft insurance for affected individuals for a period of at least two (2) years, in each case as may be required by Applicable Law or as Newco reasonably deems appropriate in the circumstances. Penson shall fully cooperate with the response to regulatory inquiries, litigation and other similar actions relating to any such Data Security Incident. Penson shall take such actions as may be necessary or reasonably requested by Newco to understand and minimize the effects of the Data Security Incident, including mitigate and determine the scope of the Data Security Incident in a forensically sound and commercially reasonable manner. Actions taken in response to any such Data Security Incident shall be documented in writing and, if Newco requests, shall include a post-incident review of events and actions taken, if any, to make changes in business practices relating to protection of Personal Information.

16. BUSINESS CONTINUITY AND DISASTER RECOVERY. Penson acknowledges and agrees that it is a critical vendor of the Newco Entities. Penson shall maintain and comply with its business continuity plan summarized in Annex D (the “Business Continuity Plan”). Penson shall notify the Newco Entities immediately upon the occurrence of an event affecting the provision of Transition Services by Penson and shall comply with the Business Continuity Plan, and Penson shall work with the Newco Entities to establish a plan for alternative communications in such event. Penson shall test its Business Continuity Plan periodically and no less often than twice yearly. Newco agrees to participate in and assist Penson with such test, if so requested. Upon the Newco Entities’ request, test results will be made available to the

Newco Entities’ management, regulators, auditors, and insurance underwriters. Penson acknowledges and agrees that it shall maintain in effect any disaster recovery plan applicable to the Transition Services that existed immediately prior to the date hereof and as modified to reflect any modifications in the Transition Services from and after the date hereof.

17. HEADINGS; INTERPRETATION. The heading references herein are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof. As used herein, the singular includes the plural, the plural includes the singular, and words in one gender include the other. As used herein, the terms “herein”, “hereunder” and “hereof” refer to the whole of this Agreement, and “include”, “including” and similar terms are not words of limitation and shall be deemed to be followed in all cases by “without limitation”. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature or by other electronic means, which shall be accepted as if they were original execution signatures.

19. SEVERABILITY; ENFORCEMENT. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. SPECIFIC PERFORMANCE. The Parties acknowledge and agree that irreparable harm for which monetary damages would not be an adequate remedy would occur in the event of a breach of any of the terms or provisions of this Agreement. Accordingly, the Parties agree that, in addition to other remedies, each of the Parties shall be entitled to specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any such breaches or threatened breaches of this Agreement.

21. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State. All actions and proceedings arising out of or relating to this Agreement, including the resolution of any and all disputes hereunder (but excluding any action or proceeding for recognition or enforcement of any judgment in connection with such actions, proceeding or disputes) shall be subject to the exclusive jurisdiction of the state and federal courts located in Chicago, Illinois, and the Parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Notwithstanding the foregoing, a Party may join another Party to a pending action in another jurisdiction initiated by a third party. Each Party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues and, therefore, each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement or the transactions contemplated by this agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) each such Party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 21.

22. INDEPENDENT CONTRACTOR. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of either Party with respect to the indebtedness, liabilities, obligations or actions of the other or any of their respective officers, directors, employees, stockholders, agents or representatives, or any other person or entity.

23. SURVIVAL. Sections 1(c), (d) and (e), 2, 3, 5(c) and (d) and 6 through 27 shall survive any expiration or termination of this Agreement or the termination of any given Service for any reason. In addition, all rights and obligations of the Parties that, by their nature or terms, do not or would not reasonably be expected to terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

24. FORCE MAJEURE. Penson shall not be in default hereunder by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is due to riot, rebellion, invasion, epidemic, hostilities, war, embargo, natural disaster, acts of God, acts of terrorism, flood, fire, sabotage, loss and destruction of property, intervention by governmental entities, or other events or any other circumstances or causes beyond Penson’s reasonable control. Upon learning of the occurrence of such event of force majeure, Penson shall immediately notify the Newco Entities, either orally or in writing. In the event of any failure or delay in the performance of the Transition Services, Penson shall use its best efforts to restore the Transition Services as soon as may be reasonably possible in accordance with its existing contingency plans for the Transition Services or, with respect to Penson, in accordance with its Business Continuity Plan. Upon the occurrence of a force majeure event, the Newco Entities shall have the right to obtain, in whole or in part, the Transition Services from a third party service provider other than Penson and Penson shall reimburse the Newco Entities for all reasonable costs and expenses of such third-party service provider. The Newco Entities shall not be liable for the payment of any Applicable Fees for any Transition Service during the period in which that Transition Service is not provided to the Newco Entities by reason of force majeure.

25. SECTION 365(N) OF THE BANKRUPTCY CODE. Notwithstanding anything set forth in this Agreement, if any entity included within Penson becomes the subject of a case commenced under Title 11 of the United States Code or the equivalent in any state or foreign jurisdiction (collectively, the “Bankruptcy Code”), and such entity, as debtor-in-possession, or a trustee appointed for such entity (the “Trustee”) attempts to reject or rejects this Agreement pursuant to Section 365(a) of the Bankruptcy Code or the equivalent in any state or foreign jurisdiction, then the Newco Entities, in addition to all rights conferred by the Bankruptcy Code and other Applicable Law, shall have the right to either treat this Agreement as terminated or to retain its rights under this Agreement. If the Newco Entities decide to retain their rights under this Agreement, then: (i) on written request of the Newco Entities, such entity or the Trustee shall provide the Newco Entities with the Transition Services in their then existing form plus any and all source code and documentation pertaining to the Transition Services held by the Trustee or such entity; and (ii) such entity or the Trustee shall not interfere with the rights of the Newco Entities pursuant to this Agreement or interfere with any effort by the Newco Entities or any agent or contractor thereof to hire, solicit the employment or retention of or obtain any information pertaining to the Transition Services from such entity or any other entity or individual, including employees, consultants and former employees and consultants of Penson. Penson acknowledges and consents that the automatic stay imposed by Section 362 of the Bankruptcy Code or the equivalent in any state or foreign jurisdiction shall be automatically lifted, modified and/or vacated to allow the Newco Entities to realize any and all of their rights herein. The Parties hereby agree and affirm that all payments at such time already made by the Newco Entities: (i) are in consideration of Penson’s obligations and undertakings pursuant to this paragraph, and (ii) shall not be deemed to be royalty payments for the purpose of Section 365(n) of the Bankruptcy Code and the equivalent in any state or foreign jurisdiction, and if any entity of Penson rejects this Agreement and the Newco Entities decide to retain their rights hereunder, the Newco Entities shall be relieved from its obligation to make such payments.

26. USE OF NAME. Penson shall not use any of the Newco Entities’ names, trademarks or service marks without the applicable Newco Entity’s written consent, which, if given, may be withdrawn at any time (except as permitted by Section 8(d) and as required to perform Transition Services under this Agreement).

27. NO RECOURSE. Notwithstanding anything in this Agreement or any other Transaction Document, by its acceptance of the benefits of this Agreement, Penson covenants, agrees and acknowledges, on behalf of itself and its Affiliates, that no Person other than the parties hereto has any obligations hereunder and that, neither Penson nor any of its Affiliates nor any of their respective shareholders, creditors, bondholders, security holders, investors, officers, employees, agents, members, managers, general or limited partners have any right of recovery for any claim, and may not institute any claim, based on, in respect of, or by reason of, the transactions contemplated by this Agreement, against, and no personal liability shall attach to, Apex Clearing Solutions LLC or its Affiliates (other than the parties hereto) or to any former, current or future equity holders, directors, officers, employees, agents, members, managers, general or limited partners of Apex Clearing Solutions LLC or its Affiliates (other than the parties hereto) (collectively, each a “Non-Recourse Party”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Penson Worldwide, Inc., or Penson or any of their Affiliates or any of their respective shareholders, creditors, bondholders, security holders, investors, officers, employees, agents, members, managers, general or limited partners against any Non-Recourse Party, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any Applicable Law or otherwise.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.

PENSON FINANCIAL SERVICES, INC.

By:
Name:
Title:

NEXA TECHNOLOGIES, INC.

By:
Name:
Title:

APEX CLEARING HOLDINGS LLC

By:
Name:
Title:

APEX CLEARING CORPORATION

By:
Name:
Title:

For purposes of Section 3(e):

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:
Name:
Title

Signature Page to Transition Services Agreement

For purposes of Section 25 and Section 27:

PENSON WORLDWIDE, INC.

By:
Name:
Title:

Signature Page to Transition Services Agreement